As filed with the Securities and Exchange Commission on June 17, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Critical Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	04-3523569 (I.R.S. Employer Identification No.)

60 Westview Street Lexington, Massachusetts (Address of Principal Executive Offices)	02421 (Zip Code)

2004 Stock Incentive Plan, as amended
(Full Title of the Plan)

Paul D. Rubin, M.D.
President and Chief Executive Officer
Critical Therapeutics, Inc.
60 Westview Street
Lexington, Massachusetts 02421
(Name and Address of Agent For Service)

(781) 402-5700
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered(1)	Share	Price	Registration Fee
Common Stock, $0.001 par value per share	860,000 shares	$5.60 (2)	$4,816,000 (2)	$567

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq National Market on June 10, 2005.

STATEMENT OF INCORPORATION BY REFERENCE
SIGNATURES
POWER OF ATTORNEY AND SIGNATURES
INDEX TO EXHIBITS
Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
Consent of Deloitte & Touche LLP

STATEMENT OF INCORPORATION BY REFERENCE

     This Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-119409, filed by the Registrant on September 30, 2004 relating to the Registrant’s 2000 Equity Incentive Plan, as amended, 2003 Stock Incentive Plan, as amended, and 2004 Stock Incentive Plan, except for Item 8, Exhibits, with respect to which the Exhibit Index immediately preceding the exhibits attached hereto is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lexington, Massachusetts, on this 17th day of June, 2005.

CRITICAL THERAPEUTICS, INC.

By:	/s/ Paul D. Rubin

Paul D. Rubin, M.D. President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of Critical Therapeutics, Inc., hereby severally constitute and appoint Paul D. Rubin, M.D. and Frank E. Thomas, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Critical Therapeutics, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul D. Rubin	President, Chief Executive Officer and Director

Paul D. Rubin, M.D.	(Principal Executive Officer)	June 17, 2005

/s/ Frank E. Thomas	Senior Vice President of Finance, Chief Financial

Frank E. Thomas	Officer and Treasurer (Principal Financial and Accounting Officer)	June 17, 2005

/s/ Richard W. Dugan	Director	June 17, 2005

Richard W. Dugan

/s/ Nicholas Galakatos	Director	June 17, 2005

Nicholas Galakatos, Ph.D.

/s/ Jean George	Director	June 17, 2005

Jean George

/s/ Christopher Mirabelli	Director	June 17, 2005

Christopher Mirabelli, Ph.D.

Signature	Title	Date

/s/ Christopher Walsh	Director	June 17, 2005

Christopher Walsh, Ph.D.

/s/ H. Shaw Warren	Director	June 17, 2005

H. Shaw Warren, M.D.

/s/ Robert H. Zeiger	Director	June 17, 2005

Robert H. Zeiger

INDEX TO EXHIBITS

Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 (SEC File No. 000-50767))

4.2	Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 (SEC File No. 000-50767))

5	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)

23.2	Consent of Deloitte & Touche LLP

24	Power of attorney (included on the signature pages of this registration statement)